Exhibit 99.1

[VIGNETTE LOGO]

For Release 3:05 p.m. CDT

Sept. 15, 2003

VIGNETTE TO ACQUIRE COLLABORATION LEADER INTRASPECT SOFTWARE, INC.

Extends Enterprise Web Solution Leadership with First Independent J2EE-based Collaboration,

Portal and Content Solution

AUSTIN, Texas — Sept. 15, 2003 — Vignette Corp. today announced that it has entered into a definitive agreement to acquire privately held Intraspect Software, Inc., a leading provider of enterprise collaboration solutions. The acquisition will bring together the acknowledged market leader in content management and portal solutions with the award-winning Intraspect technology to deliver the most advanced unified solution to power the enterprise Web. Under the terms of the agreement, Vignette will pay $20 million, comprised of $10 million in cash and approximately 4.2 million shares of Vignette stock, for Intraspect. The transaction is subject to approval from the Intraspect stockholders and customary closing conditions.

“The convergence of collaboration with portal, integration, and content services is clear,” said Thomas E. Hogan, president and CEO of Vignette. “Collaborative applications are a critical component in an organization’s drive to further exploit content and knowledge. It is a key to improved overall performance, efficiency, and productivity and brings accelerated ROI to virtually all portal projects. With the acquisition of Intraspect, Vignette offers the industry’s only independent, Java-based suite of applications that encompass content, collaboration, and the portal. The value of the integrated Vignette offering will extend beyond the functionality to deliver improved speed of deployment and a lower cost of ownership. We are extremely enthused about the value and potential of this acquisition for both existing Vignette clients and our new prospects.”

The combination of Vignette’s content management and portal products with Intraspect’s collaboration offerings will provide organizations worldwide with the industry’s most advanced enterprise software foundation to increase the competitive advantage for today’s leading enterprises. “More and more organizations are turning to vendors that offer integrated content management, portals and collaboration to fulfill their vision of Smart Enterprise Suite,” said Gene Phifer, vice president of research at Gartner Group. “As industry consolidation continues, software vendors that can offer organizations an integrated set of best of breed applications such as content management, portals and collaboration are well positioned to meet and exceed customer demand and capture market share.”

Today’s announcement accelerates Vignette’s progress on its stated corporate direction and strategy of powering the enterprise Web with a new generation of Enterprise Web Applications. The resulting combination of Vignette’s and Intraspect’s industry-leading, standards-based technologies will help fulfill customer requirements and provide the industry’s only unified software solution for information management, integration, delivery and now collaboration.

“Intraspect’s current customer base has shown a clear need for strong collaboration, portal and content management from a single trusted vendor,” said Ben C. Barnes, president and CEO of Intraspect. “We are delighted that Intraspect will find a strong and supportive home with a leader like Vignette, enabling us to continue to service our customer base on a significantly enhanced platform.”

Product Availability

The Intraspect product line includes Java-based collaboration functionality and a complete collaborative applications framework so users can customize the user interface and collaboration services flow. Services provided by the core Intraspect platform include indexing and search, security, communications, data management and subscription notification. In addition to the core Intraspect 5 platform, Intraspect offers several packaged horizontal and vertical solutions that help customers solve more complex collaborative business process needs.

As part of Vignette, the Intraspect 5 platform will continue to be sold, supported and enhanced as well as offered in an integrated suite. Vignette also will quickly integrate Intraspect technology with its award-winning content management and portal solutions, enabling customers to work with a single vendor for the key technologies required to power the enterprise Web. In addition to lowering risk and decreasing deployment, maintenance and integration costs, the Intraspect acquisition will enhance the Vignetteñ V7 software platform with a number of enterprise collaboration solutions that allow people to share knowledge and collaborate on projects, using familiar e-mail and groupware tools, desktop applications and Web-based collaboration applications. Intraspect’s products are designed to integrate collaboration into an enterprise’s existing business processes.

Conference Call Details

Vignette will host a conference call and live webcast regarding the Intraspect acquisition on Monday, Sept 15, 2003, at 5 p.m. EDT. Those who wish to access the webcast should visit the Investor Relations section of Vignette’s corporate Web site at http://www.vignette.com/.

For those who are not able to access the live webcast, dial-in information follows:

Toll free number:	(800) 553-0351
Password:	Vignette conference call

The webcast and conference call will be archived and available for replay from Sept. 15, 2003, at 7:30 p.m. CDT to Sept. 18, 2003, at 11:59 p.m. CDT. The replay information follows:

Toll-free number:	(800) 475-6701
International number:	(320) 365-3844
Access code:	698378

About Intraspect Software

Intraspect is the leading provider of enterprise solutions that power complex business processes, manage content lifecycles and enhance internal and external collaboration. Over 200 companies use Intraspect’s solutions to increase productivity and enhance customer satisfaction including Bank of America, Barclays Global Investors, BearingPoint, Cadence, Hill & Knowlton, J.P. Morgan Chase, LSI Logic, Ogilvy, Sun Microsystems and Reed Elsevier. For more information visit www.intraspect.com.

About Vignette Corp.

Vignette (Nasdaq: VIGN) enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing enterprise Web applications. Vignette powers the Web applications of more than 1,600 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com/.

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FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products; future sales; market growth and competition; the integration of the Intraspect management team and employees with the Vignette management team and employees; the market opportunities available to the combined company; the timing of the consummation of the merger; the ability of the combined company to realize its objectives of growing the market and maintaining industry leadership; the strategic and operational benefits to the combined company following the merger; the expectation of greater revenue opportunities, operating efficiencies and cost savings as a result of the merger. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including without limitation, the following: the approval of the transaction by the Intraspect stockholders; the satisfaction of closing conditions, including the receipt of regulatory approvals; the ability of Vignette and Intraspect to operate as a combined company after the merger; the successful integration of Intraspect’s employees and technologies with those of Vignette; fluctuations in demand for the combined company’s software products and services; the ability to successfully combine product offerings; the possibility that the business cultures of Vignette and Intraspect are incompatible; possible development of marketing delays relating to product offerings; the introduction of new products by competitors or the entry of new competitors into the markets for the combined company’s products. The combined company may not successfully integrate the operations of Vignette and Intraspect in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the merger. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Vignette’s most recent filings with the Securities and Exchange Commission. Vignette undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date of this press release.

Vignette is a trademark or registered trademark of Vignette Corp. in the United States and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

For more information, investors only:

Charles Sansbury

Chief Financial Officer

(512) 741-4400

csansbury@vignette.com

For more information, press only:

Alison Raffalovich	Jim Hahn	Brian Wick
Vignette Corp.	Vignette Corp.	Intraspect Software, Inc
(512) 741-1214	(512) 741-4871	(650) 246-5334
alison.raffalovich@vignette.com	jim.hahn@vignette.com	bwick@intraspect.com

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